Exhibit 99.1

RepliGen FOR IMMEDIATE RELEASE	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111 Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy, Ph.D. President and Chief Executive Officer (781) 419-1900	Laura Whitehouse Vice President, Market Development (781) 419-1812

Repligen Wins Summary Judgment Against ImClone in Erbitux® Case

ImClone’s Patent Exhaustion Defense Rejected by The Court

WALTHAM, MA - July 31, 2006 - Repligen Corporation (NASDAQ: RGEN) today reported that on July 28, 2006, the United States District Court for the District of Massachusetts issued a Summary Judgment ruling in favor of Repligen and The Massachusetts Institute of Technology (MIT) and rejected ImClone Systems Incorporated’s (NASDAQ: IMCL) defense of patent exhaustion in the ongoing patent infringement lawsuit over the production of Erbitux®. In their complaint, Repligen and MIT allege that ImClone’s production of Erbitux® infringes U.S. patent 4,663,281 which covers certain genetic elements that increase protein production in a mammalian cell. This patent is assigned to MIT and exclusively licensed to Repligen. ImClone has previously reported that it produced approximately $1 billion worth of Erbitux® prior to the expiration of the patent-in-suit in 2004 and that Bristol-Myers Squibb, ImClone’s commercial partner, has paid ImClone $900 million in up-front and milestone payments as well as a 39% royalty on the net sales of Erbitux® in the United States.

Repligen and MIT allege that the cell line that ImClone uses to produce Erbitux® employs key technology that is claimed in the patent-in-suit. Repligen and MIT also allege that the cell line was created under contract for the National Cancer Institute (NCI) by a predecessor to Repligen and subsequently transferred from the NCI to ImClone for use in research and development only. In its ruling, the Court found that neither the transfer to the NCI by Repligen’s predecessor nor the subsequent transfer to ImClone by the NCI exhausted the proprietary rights of Repligen and MIT. The Court’s ruling has eliminated these arguments as a potential defense for ImClone at trial. Repligen and MIT intend to seek damages adequate to compensate Repligen and MIT for ImClone’s unlicensed use of the patented technology and we will also seek a multiplier of any damage award based on ImClone’s willful infringement.

“We are very pleased by the decision of the court and we look forward to full adjudication of this matter at trial,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation.

Erbitux® was approved by the FDA in February 2004 for certain types of colon cancer. In May 2004, Repligen and MIT filed an action against ImClone for infringement of U.S. Patent No. 4,663,281 based on ImClone’s manufacture and sale of Erbitux®. Repligen has filed an application with the U.S. Patent and Trademark Office to extend the term of the patent-in-suit until 2009.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.